Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Post-Effective Amendment No.1 on Form S-8 to Registration Statement on Form S-4 No. 333-251656) pertaining to IAC/InterActiveCorp’s 2018 Stock and Annual Incentive Plan, 2013 Stock and Annual Incentive Plan, 2008 Stock and Annual Incentive Plan, 2005 Stock and Annual Incentive Plan, Retirement Savings Plan, 2011 Deferred Compensation Plan for Non-Employee Directors, 2007 Deferred Compensation Plan for Non-Employee Directors and 2000 Fee Deferral Plan for Non-Employee Directors; and

(2) Registration Statement (Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 No. 333-239204) pertaining to IAC/InterActiveCorp’s 2018 Stock and Annual Incentive Plan and 2013 Stock and Annual Incentive Plan,

of our report dated February 28, 2025 (except for the effects of presenting Angi Inc. as discontinued operations disclosed in Note 18, as to which the date is June 12, 2025), with respect to the consolidated financial statements and schedule of IAC Inc. and subsidiaries, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

New York, New York
June 12, 2025